Exhibit 99.1

Contact:

Abdo H. Khoury

Chief Financial and Portfolio Officer

(949) 718-4400

NHP REPORTS 2008 FOURTH QUARTER AND FULL YEAR RESULTS

•	2008 Investments of $591 Million Yield Growth in Revenue, Recurring Diluted FFO and FAD Per Share
•	Balance Sheet Remains Strong With Modest Capital Commitments Through Mid-2011

NEWPORT BEACH, CA – February 18, 2009 – Nationwide Health Properties, Inc. (NYSE: NHP) today announced results of operations for the fourth quarter and the year ended December 31, 2008. Contemporaneously with this press release, the Company has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 with the Securities and Exchange Commission.

“In 2008, we continued our track record of growth, diversification and balance sheet strength, delivering a strong performance against commonly-used metrics,” commented Douglas M. Pasquale, NHP’s President and Chief Executive Officer. “Our disciplined approach to acquisitions and balance sheet management has resulted in conservative leverage, an excellent fixed charge coverage and ample liquidity. Given the strength of our balance sheet and modest capital commitments, we believe we have positioned ourselves well to capitalize on strategic opportunities as they arise. Our total shareholder return, diluted FAD dividend payout ratio and coverage remain among the strongest in the entire REIT universe,” Mr. Pasquale added.

FOURTH QUARTER 2008 RESULTS OF OPERATIONS

The following table presents selected financial information for the fourth quarter and the year ended December 31, 2008, as compared to the same periods of 2007:

SELECTED FINANCIAL DATA

($ in thousands, except per share amounts)

	Three Months Ended December 31,
	2008	2007	$ Change	% Change
Revenue	$96,470	$83,616	$12,854	15.4%
Income from Continuing Operations	$31,462	$38,509	$(7,047)	-18.3%
Net Income	$33,416	$53,236	$(19,820)	-37.2%
Income Available to Common Stockholders Per Diluted Share	$0.31	$0.54	$(0.23)	-42.6%
Diluted FFO	$64,002	$54,989	$9,013	16.4%
Recurring Diluted FFO	$59,361	$53,322	$6,039	11.3%
Diluted FFO Per Share	$0.60	$0.56	$0.04	7.1%
Recurring Diluted FFO Per Share	$0.56	$0.54	$0.02	3.7%
Diluted FAD	$58,554	$53,914	$4,640	8.6%
Recurring Diluted FAD	$58,554	$52,247	$6,307	12.1%
Diluted FAD Per Share	$0.55	$0.55	$—	0.0%
Recurring Diluted FAD Per Share	$0.55	$0.53	$0.02	3.8%

	Year Ended December 31,
	2008	2007	$ Change	% Change
Revenue	$370,665	$306,269	$64,396	21.0%
Income from Continuing Operations	$108,140	$132,633	$(24,493)	-18.5%
Net Income	$268,138	$224,458	$43,680	19.5%
Income Available to Common Stockholders Per Diluted Share	$2.64	$2.32	$0.32	13.8%
Diluted FFO	$236,514	$203,203	$33,311	16.4%
Recurring Diluted FFO	$231,873	$199,571	$32,302	16.2%
Diluted FFO Per Share	$2.29	$2.12	$0.17	8.0%
Recurring Diluted FFO Per Share	$2.24	$2.08	$0.16	7.7%
Diluted FAD	$226,327	$205,019	$21,308	10.4%
Recurring Diluted FAD	$226,327	$201,387	$24,940	12.4%
Diluted FAD Per Share	$2.19	$2.14	$0.05	2.3%
Recurring Diluted FAD Per Share	$2.19	$2.10	$0.09	4.3%

NON-GAAP FINANCIAL MEASURES

Diluted Funds From Operations (“FFO”) and Diluted Funds Available for Distribution (“FAD”) are non-GAAP measures that we believe are important to understanding our operations. We believe diluted FFO is an important supplemental measure of operating performance because it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). We believe diluted FAD is an important supplemental measure of operating performance because, like diluted FFO, it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). It also excludes straight-lined rent and other non-cash items that have become more significant for us and our competitors over the last several years. We believe that net income is the most directly comparable GAAP measure to diluted FFO and diluted FAD. Reconciliations between net income and diluted FFO and net income and diluted FAD are included in the accompanying financial data. For guidance, we have also included in the accompanying financial data reconciliations between net income per share and diluted FFO and diluted FAD per share. We have also included recurring diluted FFO and recurring diluted FAD amounts which exclude the recognition of revenue related to cash received from a tenant related to previously reserved rental revenue, interest income and late charges in 2007 and excludes the recognition of a gain on debt extinguishment in 2008.

INCOME FROM CONTINUING OPERATIONS

In 2007, we sold properties to our unconsolidated joint venture with a state pension fund investor. Under generally accepted accounting principles (“GAAP”), we were required to recognize a gain on this sale and because we have a continuing involvement in these properties through an unconsolidated joint venture, we were required to include this gain on sale in income from continuing operations. As a result, our income from continuing operations for the three months and year ended December 31, 2007, is substantially greater than the three months and year ended December 31, 2008.

FOURTH QUARTER 2008 INVESTMENT ACTIVITY

The following table summarizes our 2008 investment activity:

INVESTMENT ACTIVITY 2008

($ in thousands)

Investment	Q1 Total	Q2 Total	Q3 Total	Q4 Owned (1)	Year to Date Total
Senior Housing
Number of Facilities	14	1	—	3	18
Purchase Price (2)	$52,000	$20,000	$—	$26,000	$98,000
Initial Yield	8.1%	8.3%		8.4%	8.2%

Long-Term Care
Number of Facilities	—	7	5	1	13
Purchase Price (2)	$—	$32,000	$32,000	$22,000	$86,000
Initial Yield		9.4%	9.7%	9.7%	9.6%

Medical Office
Number of Facilities	1	8	15	2	26
Purchase Price (3)	$2,000	$198,000	$110,000	$49,000	$359,000
Initial Yield	7.4%	6.0%	7.2%	6.0%	6.3%

Investments in Existing Portfolio
Investment	$6,000	$9,000	$13,000	$20,000	$48,000
Initial Yield	8.7%	8.0%	8.3%	7.8%	8.1%

Total
Number of Facilities	15	16	20	6	57
Purchase Price	$60,000	$259,000	$155,000	$117,000	$591,000
Initial Yield	8.1%	6.6%	7.8%	7.5%	7.3%

(1)	There were no loans placed in the fourth quarter.

(2)	The Q4 total includes the exercise for $8.0 million (Senior Housing) and $13.0 million (Long-Term Care) of purchase options by one of our JVs in which we hold a 25% interest.

(3)	The Q3 total has been adjusted to reflect $19.0 million invested in two MOBs by a JV in which we hold a 44.95% interest.

Pacific Medical Buildings LLC (“PMB”) Update – During 2008, we directly or indirectly acquired or otherwise invested in 12 medical office buildings previously owned by affiliates of PMB. The gross investment was $266.2 million, including the assumption of $132.4 million of mortgage financing and the issuance of 1,829,562 limited partnership units with a value of $58.4 million. Additionally, in September 2008, we made a $47.5 million mortgage loan, which is secured by a medical office building, to a PMB affiliate which has the right to extend the loan until August 2009.

2008 FINANCING TRANSACTIONS

During the fourth quarter of 2008, we issued 2.4 million shares of our common stock through our controlled equity offering program at an average price of $29.29 per share, resulting in net proceeds of approximately $69.0 million. For the year ended December 31, 2008, we issued 5.0 million shares of our common stock through our controlled equity offering program at an average price of $32.24 per share resulting in net proceeds of approximately $158.1 million.

During the fourth quarter of 2008, we converted 314,716 shares of series B cumulative convertible preferred stock into 1.4 million shares of common stock.

During the fourth quarter of 2008, we retired $49.7 million of medium term notes with a weighted average interest rate of 7.15% for $44.6 million, resulting in a $4.6 million gain on extinguishment of debt net of deferred financing costs.

2009 GUIDANCE

Our diluted FFO guidance per share range is from $2.20 to $2.25 and our diluted FAD guidance per share range is from $2.18 to $2.23. Our guidance excludes any acquisitions, investments, impairments or capital transactions occurring in 2009. Current guidance also assumes no material changes to the Hearthstone lease nor the recognition of any supplemental rent previously or prospectively deferred. Beginning in 2009, certain costs associated with acquisitions which were previously capitalized are now required to be expensed. While our guidance does not assume any acquisitions, we will incur certain costs that will be expensed for any acquisitions we may make and those costs could be material.

CONFERENCE CALL INFORMATION

We have scheduled a conference call and webcast on Thursday, February 19, 2009 at 8:30 a.m. Pacific time (11:30 a.m. Eastern time) in order to present our performance and operating results for the quarter and year ended December 31, 2008. The conference call is accessible by dialing 877-356-5705 and referencing conference ID number 83294465 or by logging on to our website at http://www.nhp-reit.com. The international dial-in number is 973-200-3389. The earnings release and any additional financial information that may be discussed on the conference call will also be available at the same location on our website. A digitized replay of the conference call will be available from 10:30 a.m. Pacific time (1:30 p.m. Eastern time) that day until 9:00 p.m. Pacific time (Midnight Eastern time) on Thursday, March 19, 2009. Callers can access the replay by dialing 800-642-1687 or 706-645-9291 and entering conference ID number 83294465. Webcast replays will also be available on our website for at least 12 months following the conference call. Our supplemental information package for the quarter and year ended December 31, 2008 is available on our website, free of charge, at http://www.nhp-reit.com by selecting “Investor Relations” followed by “Financial Information” and will be included in our Current Report on Form 8-K filed February 18, 2009 with the SEC also containing this release. Shareholders may receive free of charge a complete set of our audited financial statements upon request.

ABOUT NATIONWIDE HEALTH PROPERTIES, INC.

Nationwide Health Properties, Inc. is a real estate investment trust that invests in senior housing facilities, long-term care facilities and medical office buildings. We have investments in 582 facilities in 43 states. For more information on Nationwide Health Properties, Inc., visit our website at http://www.nhp-reit.com.

FORWARD LOOKING STATEMENTS

Certain information contained in this release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. Risks and uncertainties associated with our business include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; non-payment or late payment of rent by our tenants; our reliance on two tenants for a significant percentage of our revenue; occupancy levels at certain facilities; our level of indebtedness; changes in the ratings of our debt securities; access to the capital markets and the cost of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; increasing competition in our business sector; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; risks associated with acquisitions, including our ability to identify and complete favorable transactions, delays or failures in obtaining third party consents or approvals, the failure to achieve perceived benefits, unexpected costs or liabilities and potential litigation; the ability of our tenants to repay straight-line rent or loans in future periods; the ability of our tenants to obtain and maintain adequate liability and other insurance; our ability to attract new tenants for certain facilities; our ability to sell certain facilities for their book value; our ability to retain key personnel; potential liability under environmental laws; the possibility that we could be required to repurchase some of our senior notes; the rights and influence of holders of our outstanding preferred stock; changes in or inadvertent violations of tax laws and regulations and other factors that can affect real estate investment trusts and our status as a real estate investment trust; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by us pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. We disclaim any intent or obligation to update these forward-looking statements.

***Financial Tables to Follow***

NATIONWIDE HEALTH PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenue:
Triple net lease rent	$72,691	$70,651	$285,398	$268,346
Medical office building operating rent	17,229	6,928	60,287	16,061

	89,920	77,579	345,685	284,407
Interest and other income	6,550	6,037	24,980	21,862

	96,470	83,616	370,665	306,269
Expenses:
Interest and amortization of deferred financing costs	25,492	25,435	101,045	97,639
Depreciation and amortization	30,898	26,110	117,473	91,187
General and administrative	6,513	6,937	26,051	24,429
Medical office building operating expenses	7,849	3,512	26,631	8,596

	70,752	61,994	271,200	221,851

Income before minority interests, unconsolidated joint ventures and discontinued operations	25,718	21,622	99,465	84,418
Minority interests	24	73	131	212
Income from unconsolidated joint ventures	1,079	717	3,903	1,958
Gain on extinguishment of debt, net	4,641	—	4,641	—
Gain on sale of facilities to unconsolidated joint venture	—	16,097	—	46,045

Income from continuing operations	31,462	38,509	108,140	132,633
Discontinued operations
Gain on sale of facilities, net	1,552	10,783	154,995	72,069
Income from discontinued operations	402	3,944	5,003	19,756

	1,954	14,727	159,998	91,825

Net income	33,416	53,236	268,138	224,458
Preferred stock dividends	(1,452)	(2,062)	(7,637)	(13,434)

Income available to common stockholders	$31,964	$51,174	$260,501	$211,024

Basic earnings per share (EPS):
Income from continuing operations excluding gains	$0.25	$0.22	$0.98	$0.81
Gains in income from continuing operations	0.05	0.17	0.05	0.51

Income from continuing operations	0.30	0.39	1.03	1.32
Discontinued operations	0.02	0.16	1.65	1.01

Income available to common stockholders	$0.32	$0.55	$2.68	$2.33

Diluted EPS:
Income from continuing operations excluding gains	$0.25	$0.22	$0.97	$0.80
Gain in income from continuing operations	0.04	0.17	0.05	0.51

Income from continuing operations	0.29	0.39	1.02	1.31
Discontinued operations	0.02	0.15	1.62	1.01

Income available to common stockholders	$0.31	$0.54	$2.64	$2.32

Weighted average shares outstanding for EPS:
Basic	100,353	93,399	97,246	90,625

Diluted	102,455	93,990	98,855	91,129

NATIONWIDE HEALTH PROPERTIES, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

Reconciliation of Net Income to Diluted FFO and Recurring Diluted FFO

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net income	$33,416	$53,236	$268,138	$224,458
Preferred stock dividends	(1,452)	(2,062)	(7,637)	(13,434)
Real estate related depreciation and amortization	30,837	27,965	118,603	100,340
Depreciation in income from unconsolidated joint ventures	1,301	668	4,768	1,703
Gains on sale of facilities, net	(1,552)	(26,880)	(154,995)	(118,114)

FFO available to common stockholders	62,550	52,927	228,877	194,953
Series B preferred dividends	1,452	2,062	7,637	8,250

Diluted FFO	64,002	54,989	236,514	203,203
Gain on extinguishment of debt, net	(4,641)	—	(4,641)	—
Non-recurring settlement of tenant obligations	—	(1,667)	—	(3,632)

Recurring diluted FFO	$59,361	$53,322	$231,873	$199,571

Weighted average shares outstanding for diluted FFO:
Diluted weighted average shares outstanding	102,455	93,990	98,855	91,129
Series B preferred stock conversion	3,896	4,717	4,526	4,707

Fully diluted weighted average shares outstanding	106,351	98,707	103,381	95,836

Diluted FFO per share	$0.60	$0.56	$2.29	$2.12

Recurring diluted FFO per share	$0.56	$0.54	$2.24	$2.08

Dividends declared per common share	$0.44	$0.41	$1.76	$1.64

Recurring diluted FFO payout ratio	79%	76%	79%	79%

Recurring diluted FFO coverage	1.27	1.32	1.27	1.27

NATIONWIDE HEALTH PROPERTIES, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

Reconciliation of Net Income to Diluted FAD and Recurring Diluted FAD

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net income	$33,416	$53,236	$268,138	$224,458
Preferred stock dividends	(1,452)	(2,062)	(7,637)	(13,434)
Real estate related depreciation and amortization	30,837	27,965	118,603	100,340
Gains on sale of facilities, net	(1,552)	(26,880)	(154,995)	(118,114)
Gain on extinguishment of debt, net	(4,641)	—	(4,641)	—
Straight-lined rent	(2,388)	(1,735)	(10,263)	(2,886)
Amortization of intangible assets and liabilities	(148)	(74)	(559)	(96)
Non-cash stock-based compensation expense	1,528	1,247	5,800	4,733
Deferred finance cost amortization	908	737	3,173	2,803
Lease commissions and tenant and capital improvements	(716)	(1,260)	(3,715)	(2,758)
Unconsolidated joint ventures:
Real estate related depreciation and amortization	1,301	668	4,768	1,703
Straight-lined rent	(12)	—	(66)	—
Deferred finance cost amortization	21	10	84	20

FAD available to common stockholders	57,102	51,852	218,690	196,769
Series B preferred dividends	1,452	2,062	7,637	8,250

Diluted FAD	58,554	53,914	226,327	205,019
Non-recurring settlement of delinquent tenant obligations	—	(1,667)	—	(3,632)

Recurring diluted FAD	$58,554	$52,247	$226,327	$201,387

Weighted average shares outstanding for diluted FAD:
Weighted average shares outstanding	102,455	93,990	98,855	91,129
Series B preferred stock conversion	3,896	4,717	4,526	4,707

Fully diluted weighted average shares outstanding	106,351	98,707	103,381	95,836

Diluted FAD per share	$0.55	$0.55	$2.19	$2.14

Recurring FAD diluted per share	$0.55	$0.53	$2.19	$2.10

Dividends declared per common share	$0.44	$0.41	$1.76	$1.64

Recurring diluted FAD payout ratio	80%	77%	80%	78%

Recurring diluted FAD coverage	1.25	1.29	1.24	1.28

Reconciliation of 2009 Net Income Guidance to 2009 Diluted FFO and Diluted FAD Guidance on a Per Share Basis

	Low	High
Net income	$1.07	$1.12
Real estate related depreciation and amortization	1.14	1.14
Dilution from convertible preferred stock	(0.01)	(0.01)

Diluted FFO guidance	2.20	2.25

Straight-lined rent	(0.06)	(0.06)
Amortization of intangible assets and liabilities	(0.01)	(0.01)
Non-cash stock-based compensation expense	0.07	0.07
Deferred finance cost amortization	0.03	0.03
Lease commissions and tenant and capital improvements	(0.05)	(0.05)

Diluted FAD guidance	$2.18	$2.23

NATIONWIDE HEALTH PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2008	December 31, 2007
Assets
Real estate related investments:
Land	$320,394	$301,100
Buildings and improvements	3,079,819	2,896,876

	3,400,213	3,197,976
Less accumulated depreciation	(490,112)	(410,865)

Net real estate	2,910,101	2,787,111
Mortgage loans receivable, net	112,399	121,694
Mortgage loan receivable from related party	47,500	—
Investment in unconsolidated joint ventures	54,299	52,637

Net real estate related investments	3,124,299	2,961,442
Cash and cash equivalents	82,250	19,407
Receivables, net	6,066	3,808
Assets held for sale	4,542	—
Intangible assets	109,434	58,481
Other assets	131,534	101,215

Total assets	$3,458,125	$3,144,353

Liabilities and Stockholders' Equity
Unsecured senior credit facility	$—	$41,000
Senior notes due 2009 - 2038	1,056,233	1,166,500
Notes and bonds payable	435,199	340,150
Accounts payable and accrued liabilities	144,566	107,844

Total liabilities	1,635,998	1,655,494
Minority interests	61,460	6,166
Stockholders' equity:
Series B convertible preferred stock	74,918	106,445
Common stock	10,228	9,481
Capital in excess of par value	1,786,193	1,565,249
Cumulative net income	1,556,889	1,288,751
Accumulated other comprehensive income	1,846	2,561
Cumulative dividends	(1,669,407)	(1,489,794)

Total stockholders' equity	1,760,667	1,482,693

Total liabilities and stockholders' equity	$3,458,125	$3,144,353